EXHIBIT 10.13


                                   DEMAND NOTE

$25,000.00                                                  Atlanta, Georgia
                                                              March 26, 2001


         Small Town Radio, Inc., a Georgia corporation (the "Maker"), for value received hereby promises to pay to the order of Wayne Shortridge ("Holder"), without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever, including without limitation, any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment due or alleged to be due to or by reason of, any past, present or future claims which Maker may have against Holder, the sum of Twenty Five Thousand dollars ($25,000.00) and any unpaid accrued interest hereon, as set forth below, upon demand, (the date on which such demand is made "Maturity Date"). Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder, or if requested in writing by the Holder, by wire transfer in accordance with the Holder's instructions.

         The following is a statement of the rights of the Holder and the conditions to which this Note is subject.

         1. Principal and Interest. Unless this Note is sooner paid, the principal of and all accrued and unpaid interest on this Note shall be paid in full on the Maturity Date. This Note may be prepaid at any time.

         Maker agrees to pay interest on the unpaid principal amount of this Note from the Borrowing Date until the earlier of the Maturity Date or the date an Event of Default occurs, at a rate of Twelve percent (12 %) per annum accrued and compounded quarterly.

2.       Events of Default.

         (a) Event of Default. It shall be an event of default (an "Event of Default") if Borrower shall default in the payment upon demand of the principal or interest on this Note or any other amounts owing hereunder and such default shall not have been cured within ten (10) days after written notice.

         (b) Default Rate of Interest. Upon the occurrence of an Event of Default, the Maker shall pay the a default rate of interest of 18 percent (18 %) per annum, compounding quarterly, on the total amount owed.


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         3. Remedies Cumulative. The remedies of Holder as provided herein and in any other documents governing or securing repayment hereof shall be cumulative and concurrent and may be pursued singly, successively, or together, at the sole discretion of Holder, may be exercised as often as occasion therefore shall arise. No act or omission of the Holder, including specifically, but without limitation, any failure to exercise any right, remedy or recourse, shall be effective as a waiver of any right of the Holder hereunder, unless set forth in a written document executed by the Holder, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a wavier or release of any subsequent right, remedy or recourse as to any subsequent event.

         If this Note is collected with the assistance of an attorney, or if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Maker agrees to pay all reasonable costs and expenses of collection including, but not limited to, court costs and the reasonable fees and expenses of any attorney employed by the Holder hereof.

         4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes when personally delivered or given by telex or machine-confirmed facsimile or three Business Days after a writing is deposited in the United States mail, first class postage or other charges prepaid and certified, return receipt requested, addressed to the address listed above each party's signature line (or at such other address for a party as shall be specified by like notice).

         5. Governing Law; Venue. This Note shall be governed by and construed in accordance with the laws of the State of Georgia, and venue for any action taken in connection herewith or related hereto shall exclusively reside in Fulton County, Georgia.





                                          Small Town Radio, Inc.
                                          Address:
                                          6625 Highway 53 East
                                          Suite 410-172
                                          Dawsonville, GA 30534


                                          By /s/ Robert S. Vail
                                             ______________________________
                                          Its:  President